UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 28, 2005

T REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Virginia	0-49782	52-2140299
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	877-888-7348

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 28, 2005, we sold the 25371 Commerce Centre Drive property located in Lake Forest, California, the last remaining office building in the Pacific Corporate Park complex, of which we owned a 22.8% interest through our wholly-owned subsidiary, NNN Pacific Corporate Park, LLC, to Panattoni Development Company, LLC, an unaffiliated third party, for a total sales price of $7,335,000. A property disposition fee of $8,700, or .1% of the total sales price, was paid to Triple Net Realty, Inc., or Realty, of which 75% was passed through to Triple Net Properties, LLC, our Advisor, pursuant to an agreement between our Advisor and Realty, and sales commissions of $441,000, or 6% of the total sales price, were paid to unaffiliated brokers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T REIT, Inc.

January 4, 2006	By:	/s/ JACK R. MAURER

Name: JACK R. MAURER
Title: Chief Executive Officer and President